Exhibit 99.1

WaMu to Strengthen Capital Position, Raising $7 Billion
Anchored by a TPG Capital Investment
TPG Founding Partner David Bonderman to Join WaMu Board
Company Expects First Quarter Net Loss of Approximately $1.1 Billion
Board Intends to Reduce Quarterly Dividend Rate to
$0.01 Per Common Share
SEATTLE — Washington Mutual, Inc. (NYSE:WM) announced today that it entered into definitive agreements to raise an aggregate $7 billion through direct sale of equity securities to an investment vehicle managed by TPG Capital (TPG), and to other investors, including many of WaMu’s top institutional shareholders. TPG’s investment vehicle, as anchor investor, will purchase $2 billion in newly-issued WaMu Securities. With the proceeds of the offering, the company’s capital ratios are expected to remain well above its targeted levels during the period of elevated credit costs in its loan portfolios in 2008 and 2009. At the same time, the company will continue to grow its leading, national banking franchise.
“We’re very pleased that TPG and these major investors have expressed their confidence in WaMu’s underlying value and its growth potential,” said WaMu Chairman and CEO Kerry Killinger. “This substantial new capital— along with the other steps we are announcing today— will position us for a return to profitability as these elevated credit costs subside. With the support of these investors, we have every confidence in our ability to deal with today’s market conditions and restore shareholder value.”
WaMu’s board of directors intends to appoint TPG Founding Partner David Bonderman to the board. In addition, Larry Kellner, chairman and chief executive officer of

Continental Airlines and former executive vice president and chief financial officer of American Savings Bank, will become a board observer at TPG’s request.
“In TPG we have found a great partner with a terrific investment track record,” said Killinger. “We are particularly pleased that David will rejoin our board. He has a long history with the company — having previously served as a WaMu director — and we are privileged to once again benefit from his insight and experience.”
Bonderman is a founder and principal of TPG and TPG Asia (formerly Newbridge Capital). Before founding TPG in 1992, Bonderman was Chief Operating Officer of the Robert M. Bass Group, Inc. (now Keystone, Inc.) in Fort Worth. Prior to that, he was a partner in the law firm of Arnold & Porter in Washington, D.C. Bonderman serves as director on several public company boards, including Burger King Holdings, Inc.; CoStar Group, Inc.; Gemalto NV.; and Ryanair Holdings, plc, of which he is Chairman. He served as a director on WaMu’s board from 1996 to 2002.
In addition to raising capital, the company announced the following actions:
Dividend
To further strengthen the company’s capital position, the board of directors intends to reduce the quarterly dividend rate to $0.01 per common share from its most recent quarterly dividend rate of $0.15 per common share, which will preserve approximately $490 million of capital annually.

Advancing its Retail-focused Business Strategies
Last year, WaMu took steps to realign its home lending business primarily into its core retail banking network and to reduce the size of its other home lending operations. Today, the company announced plans to further its retail-focused strategy by:
•	Investing in and growing its retail bank branch and call center production;

•	closing all of its freestanding home loan offices; and

•	exiting wholesale lending — its loan broker channel.
The company expects the closures of its freestanding home loan offices and wholesale channel to be completed by the end of the second quarter.
First Quarter 2008 Results
WaMu also today announced preliminary, abbreviated results for the 2008 first quarter, as follows:
•	a net loss of approximately $1.1 billion, or $1.40 per diluted share;

•	a provision for loan losses for the quarter of approximately $3.5 billion and expected first quarter net charge-offs of approximately $1.4 billion;

•	a 19 basis point increase in net interest margin for the quarter from the prior quarter to approximately 3.05 percent reflecting significantly lower wholesale borrowing costs following the 200 basis point reduction in the Federal Funds rate;

•	an increase in total deposits of approximately $6 billion, including an approximate $8 billion increase in retail deposits; and

•	a 15 percent increase in total noninterest income to approximately $1.6 billion from the prior quarter.

WaMu expects to announce full first quarter earnings results on April 15, 2008.
Terms of the Capital Raising Transaction
In the capital raising transaction, the company will sell approximately 176 million shares of its common stock at a purchase price of $8.75 per share. In addition, the company agreed to issue an aggregate of approximately 55,000 shares of contingently convertible, perpetual non-cumulative preferred stock at a purchase price and liquidation preference of $100,000 per share. After receipt of certain approvals, including approval of the company’s shareholders, the convertible preferred stock will automatically convert into the Company’s common stock at an initial exercise price of $8.75 per share, subject to adjustment.
In addition, certain investors who agreed to transfer restrictions on their shares will receive warrants, which, upon obtaining certain approvals, will become exercisable for common stock based on a post-closing reference price. The warrants have a term of five years.
The company intends to call a special shareholders’ meeting to increase the number of common shares available for issuance under its articles of incorporation and to approve conversion of the preferred stock into common stock. Further details about the private offering and the terms of the securities will be available in the company’s Form 8-K to be filed with the SEC.
In addition to reporting first quarter results, the company’s annual shareholders’ meeting will be held on April 15, 2008 and a conference call to discuss the company’s financial results will be held on Wed., April 16, 2008, at 10:00 a.m. ET. The call will be hosted by Kerry Killinger, chairman and chief executive officer and Tom Casey, executive vice president and chief financial officer. The conference call is available by telephone or on the Internet. The dial-in number for the live conference call is 888-391-7808. Participants calling from outside the United States may dial 630-395-0029. The passcode “WaMu” is required to access the call. Via the Internet, the conference call is available on the Investor Relations portion of the company’s web site at www.wamu.com/ir. A recording of the conference call will be available one hour following the end of the call through midnight ET on Friday, April 25. The recorded message will be available at 866-360-3314. Callers from outside the United States may dial 203-369-0168.
Advisors
Goldman, Sachs & Co. and Lehman Brothers served as placement agents and Simpson Thacher & Bartlett LLP served as legal advisors to Washington Mutal in the transaction. Credit Suisse and Cleary Gottlieb Steen & Hamilton LLP acted as financial and legal advisors to TPG.
About TPG Capital
TPG Capital is the global buyout group of TPG, a leading private investment firm founded in 1992 with more than $50 billion of assets under management and offices in San Francisco, London, Hong Kong, New York, Minneapolis, Fort Worth, Melbourne, Menlo Park, Moscow, Mumbai, Beijing, Shanghai, Singapore and Tokyo. TPG Capital has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings. TPG Capital’s investments span a variety of industries including financial services, technology, industrials, retail, consumer, travel and entertainment, media and communications and healthcare. Please visit www.tpg.com.
About WaMu
WaMu, through its subsidiaries, is one of the nation’s leading consumer and small business banks. On Dec. 31, 2007, WaMu and its subsidiaries had assets of $327.91 billion. The company has a history dating back to 1889 and its subsidiary banks currently operate approximately 2,500 consumer and small business banking stores throughout the nation. WaMu’s news releases are available at www.wamu.com.
Cautionary Statements
This document contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. When used in this presentation, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements for the reasons, among others, discussed under the heading “Factors That May Affect Future Results” in Washington Mutual’s 2007 Annual Report on Form 10-K.